EXHIBIT 2.1

AMENDMENT NO. 3 TO THE

SEPARATION AND DISTRIBUTION AGREEMENT

This Amendment No. 3 (this “Amendment”) to the Separation and Distribution Agreement, dated as of July 29, 2019, as amended (the “Agreement”), is made as of September 18, 2020 by and between Pfizer Inc., a Delaware corporation (“Pluto”) and Upjohn Inc., a Delaware corporation and wholly owned Subsidiary of Pluto (“Spinco”). Each of the foregoing parties is referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into the Agreement on July 29, 2019;

WHEREAS, the Parties entered into Amendment No. 1 to the Separation and Distribution Agreement on February 18, 2020;

WHEREAS, the Parties entered into Amendment No. 2 to the Separation and Distribution Agreement on May 29, 2020; and

WHEREAS, in accordance with the terms and conditions of the Agreement, the Parties now wish to amend the Agreement in the manner set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by each Party, the Parties hereto agree as follows:

SECTION 1.     Definitions. Capitalized terms used in this Amendment but not defined herein shall have the meanings given to them in the Agreement.

SECTION 2.     Amendments to the Agreement.

 (a)     Section 1.01 of the Agreement is hereby amended by adding the following definition in the appropriate alphabetical location:

“License and Supply Agreements” has the meaning set forth in Section 2.08(d).

 (b)     Schedule 2.02(b)(vi) to the Agreement is hereby amended as set forth on Annex A.

 (c)     Section 2.08 of the Agreement is hereby amended by adding a new Section 2.08(d) as follows:

“(d)    Each of Pluto, Spinco and Utah agrees that it will use its reasonable best efforts to cooperate in good faith to negotiate and finalize as promptly as practicable one or more agreements (in each case, including the schedules and exhibits thereto) pursuant to which Pluto shall license to Spinco the commercialization rights in the United States for, and supply to Spinco, the Spinco Products (which license shall exclude, for the avoidance of doubt, the right to commercialize any authorized generic or generic under the marketing authorizations set forth in items 4 and 5 of Schedule 2.02(b)(vi)) for which Pluto or another member of the Pluto Group shall hold the applicable New Drug Application or Abbreviated New Drug Application as of the Distribution Time, excluding any such marketing authorization to be transferred to Spinco or another member of the Spinco Group pursuant to Section 2.04 (the “License and Supply Agreements”), and each of Pluto, Spinco and Utah, as applicable, will execute and deliver, and cause each of their applicable Subsidiaries to execute and deliver, as applicable, the License and Supply Agreements on or prior to the Distribution Date.”

 (d)      Schedule 5.01(c) to the Agreement is hereby amended as set forth on Annex B.

SECTION 3.     Limited Amendment. Each Party acknowledges and agrees that this Amendment constitutes an instrument in writing duly signed by the Parties under Section 10.03 of the Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. From and after the date hereof, all references to the Agreement, and each reference in the Agreement to “this Agreement,” “hereof,” “herein,” “hereby,” “hereto,” “herewith,” “hereunder” and derivative or similar words, shall refer to the Agreement as amended hereby. Each reference in the Agreement, as amended hereby, to “the date of this Agreement”, “the date hereof” or any similar reference shall continue to refer to July 29, 2019.

SECTION 4.     Miscellaneous. The provisions of Article X of the Agreement shall apply to this Amendment, mutatis mutandis, and are incorporated by reference as if fully set forth herein.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

PFIZER INC.

By:	/s/ Douglas Giordano
Name: Douglas Giordano
Title: Senior Vice President

UPJOHN INC.

By:	/s/ Alison L.M. O’Neill
Name: Alison L.M. O’Neill
Title: Vice President

[Signature Page to

Amendment No. 3 to the Separation and Distribution Agreement]